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                                                                     EXHIBIT 3.2

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MARKETAXESS HOLDINGS INC.

                  (Pursuant to Section 228, 242 and 245 of the
                General Corporation Law of the State of Delaware)

                  MarketAxess Holdings Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation was originally incorporated in Delaware under the name Market Axess Inc., and the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 11, 2000. The Certificate of Incorporation has previously been amended and restated on June 19, 2000, August 17, 2000, September 8, 2000, January 31, 2001, June 28, 2001, April 4, 2002 and April __, 2004.

                  SECOND: That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation of the Corporation, as amended, and that thereafter, pursuant to such resolutions of the Board of Directors of the Corporation, a consent of stockholders in lieu of meeting was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon would have been present and voted.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  FOURTH: The Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                                      NAME

            The name of the Corporation is MarketAxess Holdings Inc.

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                                    ARTICLE II

                                REGISTERED OFFICE

                  The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at that address is Corporation Service Company.

                                   ARTICLE III

                                     PURPOSE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                                  CAPITAL STOCK

         A.       Classes of Stock. The Corporation is authorized to issue three
(3) classes of stock to be designated, respectively, "Common Stock," "Nonvoting Common Stock" and "Preferred Stock." The total number of shares of capital stock which the Corporation is authorized to issue is 125,000,000 shares, of which 110,000,000 shares shall be Common Stock, 10,000,000 shares shall be Nonvoting Common Stock and 5,000,000 shares shall be Preferred Stock. Shares of Common Stock and Nonvoting Common Stock are sometimes collectively referred to herein as "Common Shares." All Common Shares shall have a par value of $0.003 per share and shares of Preferred Stock shall have a par value of $0.001 per share. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

         B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, by the rules of a national securities exchange or automated quotation system of a registered national association, if applicable, and by the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the General Corporation Law (the "Preferred Stock Designation"), to establish the number of shares to be included in each series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

                  1. The designation of the series, which may be by distinguishing number, letter or title;

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                  2.       The number of shares of the series, which number the
Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

                  3. The voting rights, if any, of the holders of shares of the series;

                  4. Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate (or the manner, from time to time, of determining such rate) of the series, and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends;

                  5. Dates (or the manner, from time to time, of determining such dates) at which dividends, if any, shall be payable;

                  6. The redemption rights and price or prices, if any, for shares of the series;

                  7. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the affairs of the Corporation;

                  8. The terms and amount of any purchase, retirement or sinking fund provided for the purchase or redemption of shares of the series;

                  9. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  10. Whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;

                  11. The right of the shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                  12. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

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                  Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

                  If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                  Except as may be provided by the Board of Directors in a Preferred Stock Designation or as required by law, shares of any series of Preferred Stock that have been redeemed or purchased by the Corporation, or, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock, and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock.

         C. Rights, Preferences, Privileges and Restrictions of Common Shares. Except as set forth in this Article IV(C), the Common Stock and the Nonvoting Common Stock shall have the same rights and privileges as each other, and shall rank equally, share ratably and be identical in all respects as to all matters.

                  The rights, preferences, privileges and restrictions granted to and imposed on the Common Shares are as follows:

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Shares shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets of the Corporation legally available therefor, such dividends or other distributions as may be declared from time to time by the Board of Directors of the Corporation. When and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, other than in shares of Common Stock or Nonvoting Common Stock, the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled (together with the holders of Preferred Stock to the extent provided in any Preferred Stock Designation) to share equally, share for share, in such dividends or other distributions. No dividends or other distributions shall be declared or paid in shares of Common Stock or Nonvoting Common Stock or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable ratably according to the number of Common Shares held by them, in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock to holders of that class of stock and Nonvoting Common Stock to holders of that class of stock.

                  2. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntarily or involuntarily, each issued and

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outstanding Common Share shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Shares, subject to any preferential rights of any then outstanding shares of Preferred Stock. For purposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

                  3.       Voting Rights.

                           a.       Except as otherwise provided in this Amended
and Restated Certificate of Incorporation or required by applicable law, the holder of each share of Common Stock shall have the right to one vote in respect of each such share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation.

                           b.       The Nonvoting Common Stock shall have no
voting rights other than such rights as may be required by law; provided that an amendment of this Amended and Restated Certificate of Incorporation to increase or decrease the number of authorized shares of Nonvoting Common Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any shares of Nonvoting Common Stock, voting separately as a class, shall be required therefor.

                  4.       Redemption. The Common Shares are not redeemable.

                  5.       Conversion Rights of Nonvoting Common Stock.

                           a.       Subject to subsection (5)(c) below, each
share of Nonvoting Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, at the office of the Corporation or any transfer agent for the Nonvoting Common Stock, into one (1) fully-paid and non-assessable share of Common Stock.

                           b.       Each conversion of shares of Common Stock
into Nonvoting Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Nonvoting Common Stock to be converted (the "Converting Shares") at the principal office of the Corporation or at the office of the transfer agent for the Nonvoting Common Stock (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of such class of capital stock) at any time during its usual business hours, together with written notice (a "Conversion Notice") by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the

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"Converted Shares"), and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Subject to subsubsection
(5)(c) below, upon receipt of a Conversion Notice together with the certificate(s) evidencing the Converting Shares, the Corporation or the Corporation's transfer agent shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law and subsection (5)(c) below, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such Conversion Notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares. Upon the issuance of the Converted Shares in accordance with this section (C)(5), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                           c.       Notwithstanding anything to the contrary
contained herein, the number of shares of Common Stock that may be acquired by any holder of Nonvoting Stock upon any conversion of Nonvoting Stock (or otherwise in respect of the Nonvoting Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with such holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (collectively, with respect to each holder, the "Section 13(d) Affiliates" of such holder), does not exceed 9.99% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For purposes of this subsection (C)(5)(b)(4), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by a holder of Nonvoting Common Stock will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. Upon the written request of any holder of Nonvoting Common Stock, the Corporation shall promptly confirm in writing to any such holder the number of shares of Common Stock then outstanding.

                           d.       The Corporation shall at all times reserve
and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issue upon conversion of shares of Nonvoting Common Stock, such number of shares of such class as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock.

                           e.       Shares of Nonvoting Common Stock that are
converted into shares of any other class shall not be reissued and in no event shall shares of Common Stock be convertible into shares of Nonvoting Common Stock.

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                           f.       The issue of certificates evidencing shares
of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Nonvoting Common Stock converted.

                           g.       If the Corporation shall after the date
hereof in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Nonvoting Common Stock, the outstanding shares of the other class of Common Shares shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights of the Common Stock and Nonvoting Common Stock hereunder. In the event of any merger, statutory share exchange, consolidation or similar form of corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to receive the same per share consideration, if any, except that any securities received by holders of Common Stock in consideration of such stock may have full or any other voting rights and any securities received by holders of Nonvoting Common Stock in consideration of such stock shall be non-voting to the same extent as the Nonvoting Common Stock is non-voting. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Nonvoting Common Stock would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation, or (iii) any voting securities which would cause such holder to beneficially own in excess of the Maximum Percentage of any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, in each case absent the specific holder's consent.

                                    ARTICLE V

                                    DIRECTORS

         A. Number. The number of directors of the Corporation shall be such number, not less than three (3) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the Corporation's Amended and Restated Bylaws (the "Bylaws"). Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the subsequent annual meeting of stockholders and when the director's successor is elected and qualified.

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         B.       Written Ballot. Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         C. Removal of Directors. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, any director or the entire Board of Directors of the Corporation may be removed, at any time, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this ARTICLE V shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                   ARTICLE VI

                              STOCKHOLDER MEETINGS

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                                   ARTICLE VII

                       LIMITATION OF DIRECTORS' LIABILITY

                  Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or

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proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation or otherwise, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

                  Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

                  The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

                  The indemnification rights provided in this ARTICLE VIII (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE VIII.

                  Any repeal or modification of the foregoing provisions of this
Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  In the event the General Corporation Law is amended after the date hereof to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the personal liability of a director or officer of the Corporation shall be further limited or eliminated to the fullest extent permitted by the General Corporation Law, as so amended.

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law.

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                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

                  In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws by the affirmative vote of a majority of the members of the Board of Directors.

                                    ARTICLE X

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES V, VI, VII, VIII, IX and this
ARTICLE X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of a majority the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                      * * *

                  FIFTH: The foregoing amendment and restatement has been duly adopted by the Board of Directors of the Corporation in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law.

                  SIXTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

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     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated
Certificate of Incorporation on this ____ day of ________, 2004.


                                               MarketAxess Holdings Inc.



                                        By
                                           -----------------------------------
                                           Name:
                                           Title: